Exhibit 10.27

ENDEAVOR GROUP HOLDINGS, INC.

COMMON STOCK PURCHASE AGREEMENT

                , 2021

i

6.	Conditions of the Investors’ Obligations at Closing		13

	6.1	Representations and Warranties	13
	6.2	Public Offering Shares	13
	6.3	Performance by the Sellers	13
	6.4	Absence of Injunctions, Decrees, Etc.	14
	6.5	Governmental Approvals	14
	6.6	Absence of Material Adverse Effect	14
	6.7	NYSE Listing of Class A Common Stock	15
	6.8	Pricing Prospectus	15
	6.9	Company Structure	15

7.	Conditions of the Sellers’ Obligations at Closing		15

	7.1	Representations and Warranties	15
	7.2	Performance by Such Investor	15
	7.3	Absence of Injunctions, Decrees, Etc.	16
	7.4	Governmental Approvals	16

8.	Indemnification		16

9.	Termination		18

10.	Miscellaneous		18

	10.1	Publicity	18
	10.2	Survival	18
	10.3	Successors and Assigns	18
	10.4	Governing Law	19
	10.5	Counterparts	19
	10.6	Notices	19
	10.7	Amendments and Waivers	20
	10.8	Severability	20
	10.9	Documentation	20
	10.10	Corporate Securities Law	20
	10.11	Entire Agreement	20
	10.12	Brokers or Finders	20
	10.13	Specific Performance	21
	10.14	Independent Nature of Investors’ Obligations and Rights	21
	10.15	No Recourse	21

ii

ENDEAVOR GROUP HOLDINGS, INC.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of                 , 2021, by and among Endeavor Group Holdings, Inc., a Delaware corporation (the “Company”), the stockholders of the Company who have executed a Joinder (as defined below) as a Selling Stockholder after the date hereof (the “Selling Stockholders” and, together with the Company, the “Sellers”), the undersigned investors and any other investors who have executed a Joinder as an Investor after the date hereof (each an “Investor” and collectively, the “Investors”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.    Purchase and Sale of Stock.

1.1    Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, each Investor agrees to purchase from the Company and the Company agrees to sell and issue to each Investor the number and class of shares (the “Company Shares”) of Common Stock of the Company (the “Common Stock”) equal to the aggregate purchase price set forth opposite such Investor’s name on Schedule 1 divided by the Private Placement Price (as defined below) in exchange for a cash payment equal to the aggregate purchase price set forth opposite such Investors’ name on Schedule 1 (which Schedule 1 may be amended solely to reflect (a) subsequent commitments to purchase Shares (as defined below) by Investors who execute a joinder to this Agreement in the form attached hereto as Exhibit A (each, a “Joinder”) after the date hereof or (b) assignments permitted under Section 10.3) at a price per share of $24.00 (as adjusted for stock splits, combinations and the like occurring after the date hereof and not otherwise contemplated by the applicable parties in connection with the transactions contemplated hereby) (the “Private Placement Price”); provided, that at the option of the Company, the Investors designated by the Company shall purchase from one or more Selling Stockholders that are Affiliates of Kohlberg Kravis Roberts & Co. L.P. or MSD Partners, L.P. that have signed a Joinder a number of Secondary Shares set forth on such Selling Stockholders’ Joinders (as adjusted for stock splits, combinations and the like occurring after the date hereof and not otherwise contemplated by the applicable parties in connection with the transactions contemplated hereby), and in such event, the number of Company Shares that such Investor is required to acquire from the Company hereunder shall be reduced by such number of Secondary Shares (the “Secondary Sale Election”). For purposes hereof, “Secondary Shares” shall mean, with respect to any Selling Stockholder, the aggregate number of shares of Common Stock to be sold by such Selling Stockholder hereunder set forth on such Selling Stockholder’s Joinder (if any) (as adjusted for stock splits, combinations and the like occurring after the date hereof and not otherwise contemplated by the applicable parties in connection with the transactions contemplated hereby) and “Shares” shall mean the Company Shares and Secondary Shares. In addition, for purposes hereof, “Qualified IPO” shall mean the issuance and sale of shares of the Common Stock by the Company, pursuant to an Underwriting Agreement to be entered into by and among the Company and certain underwriters (the “Underwriters”), in connection with the Company’s initial public offering pursuant to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”), as amended (the “Registration Statement”) and/or any related registration statements (the “Underwriting Agreement”).

1.2    Closing. The purchase and sale of the Shares shall take place immediately subsequent to the closing of the Qualified IPO (the “Closing”). At the Closing, each Investor shall make payment of the purchase price of the Shares being purchased by such Investor by wire transfer in immediately available funds to the accounts specified by the Company and, in the event of a Secondary Sale Election, each Selling Stockholder, respectively, against delivery to each Investor of the Shares registered in the name of such Investor, which Shares shall be uncertificated shares.

2.    Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that as of the date hereof and as of the date of the Closing (unless any representation is made as of a specified date, in which case, as of such date):

2.1    Organization, Good Standing and Qualification.

(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

(b)    The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it is required to be so qualified or in good standing, except where the failure to so qualify or be in good standing would not be material and adverse to the Company.

2.2    Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company under this Agreement, and for the authorization, issuance, sale and delivery of the Shares being sold hereunder has been taken, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3    Valid Issuance of Common Stock. The Shares being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws or as contemplated hereby.

2.4    Compliance with Other Instruments.

(a)    The Company is not in violation or default of any provision of its Certificate of Incorporation or Bylaws.

(b)    Except as would not be material to the Company, neither the Company nor any of its subsidiaries is in violation or default of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or of any provision of any federal or state statute, rule or regulation applicable to the Company.

(c)    The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement will not (i) result in any material violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company or any of its subsidiaries, their respective businesses or operations or any of their respective assets or properties, (ii) result in any violation or default of its Certificate of Incorporation or Bylaws, or (iii) result in any material violation of any law, statute, rule or regulation, or of any judgment or order of any court, arbitrator or governmental or regulatory authority, in each case applicable to the Company or any of its subsidiaries.

(d)    No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or any of its subsidiaries is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) as required under the HSR Act (as defined below) and (ii) the filings required by applicable state “blue sky” securities laws, rules and regulations and the declaration of the effectiveness of the Registration Statement by the SEC.

2.5    Description of Capital Stock. As of the date of the Closing, the statements set forth in the Pricing Prospectus (as defined in the Underwriting Agreement) and Prospectus (as defined in the Underwriting Agreement) under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Company’s capital stock, will be accurate, complete and fair in all material respects.

2.6    Registration Statement. To the Company’s knowledge, the Registration Statement when confidentially submitted or filed (as applicable) with the SEC and any amendment thereto, including any information deemed to be included therein pursuant to the rules and regulations of the SEC promulgated under the Securities Act of 1933, as amended (the “Securities Act”), complied (or, in the case of confidential submissions or filings made after the date of this Agreement, will comply) as of its filing date in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and did not (or, in the case of confidential submissions or filings made after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date it is declared effective by the SEC, the Registration Statement, as so amended, and any related registration statements, will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any preliminary prospectus included in the Registration Statement or any amendment thereto, any free writing prospectus related to the Registration Statement and any final prospectus related to the Registration Statement filed pursuant to Rule 424 promulgated under the Securities Act, in each case as of its date, will comply in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.7    Brokers or Finders. The Company has not engaged any brokers, finders or agents such that the Investors will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the sale of the Shares contemplated by this Agreement.

2.8    Private Placement. Assuming the accuracy of the representations, warranties and covenants of the Investors set forth in Section 4 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investors under this Agreement.

2.9    No Other Company Representations or Warranties. Except for the representations and warranties made by the Company in this Section 2, neither the Company, any of its Affiliates nor any other Person acting on its behalf makes any other express or implied representation or warranty in connection with or related to this Agreement or the transactions contemplated hereby, including with respect to its capital stock, the Company or any of its subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, and each Investor acknowledges and agrees to the foregoing. In entering into this Agreement, each Investor has relied solely on its own investigation and analysis and the representations of the Company expressly set forth in this Section 2 and no other representations or warranties of the Company, any of their respective Affiliates or any other Person, whether express or implied (other than, for the avoidance of doubt, the representations and warranties of the Selling Stockholders set forth in Section 3 (if applicable)). For purposes of this Agreement, (a) the term “Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Entity (as defined below) and (b) the term “Affiliates” means any individual or entity that directly or indirectly controls, is controlled by, or is under common control with the individual or entity in question.

3.    Representations and Warranties of the Selling Stockholders. In the event of a Secondary Sale Election, each Selling Stockholder, severally and not jointly, hereby represents and warrants to each Investor who is purchasing Secondary Shares and the Company that as of the date such Selling Stockholder executes a Joinder and as of the date of the Closing (unless any representation is made as of a specified date, in which case, as of such date):

3.1    Title to Shares. Immediately prior to the Closing, each Selling Stockholder will be the owner, beneficially and of record, of all the Shares to be sold by such Selling Stockholder under this Agreement and immediately prior to the Closing, will have good and marketable right, title and interest in and to all the Shares, free and clear of all liens, encumbrances, security agreements, claims, charges and restrictions, including, without limitation, any right of first refusal, preemptive, tag-along or other comparable obligations or restrictions. Upon payment for the Shares in accordance with this Agreement, each Selling Stockholder will convey the Shares to the Investors, and the Investors shall acquire good and marketable title to such Shares, free and clear of all liens, pledges, security interests, charges, contractual obligations, transfer restrictions, claims or encumbrances of any kind (other than any of the foregoing created by any Investors or imposed by applicable securities laws).

3.2    Authorization. All corporate, limited liability company or other requisite action on the part of each Selling Stockholder, its officers, directors, managers or equityholders, as applicable, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of such Selling Stockholder under this Agreement and the sale and delivery of the Shares being sold hereunder has been taken, and this Agreement constitutes the valid and legally binding obligation of each Selling Stockholder, enforceable against each Selling Stockholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3    Compliance with Other Instruments. The sale and delivery of the Shares by each Selling Stockholder will not violate:

(a)    such Selling Stockholder’s Certificate of Incorporation and Bylaws, as they exist at the time of the Closing; or

(b)    any lease, or material agreement or contract to which such Selling Stockholder is a party or by which it is bound.

3.4    Brokers or Finders. No Selling Stockholder has engaged any brokers, finders or agents such that the Investors will incur, directly or indirectly, as a result of any action taken by any Selling Stockholder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the sale of the Shares contemplated by this Agreement.

3.5    Sophisticated Selling Stockholder. Each Selling Stockholder (a) is a sophisticated entity familiar with transactions similar to those contemplated by this Agreement, (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Shares, (c) has negotiated this Agreement on an arm’s-length basis and has had an opportunity to consult with its legal, tax and financial advisors concerning this Agreement and its subject matter and (d) has independently and without reliance upon the Investors or the Company, and based on such information and the advice of such advisors as each Selling Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Each Selling Stockholder acknowledges that neither the Company nor the Investors or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser to such Selling Stockholder, and none of such persons has given such Selling Stockholder any investment advice, opinion or other information on whether the sale of the Shares is prudent. Each Selling Stockholder understands that the Investors will rely on the accuracy and truth of the foregoing representations, and each Selling Stockholder hereby consents to such reliance.

3.6    Taxes. Each Selling Stockholder agrees and understands that such Selling Stockholder alone shall be responsible for the payment of all U.S. local, state and/or federal income and transfer taxes imposed in connection with the sale of the Secondary Shares of such Selling

Stockholder and the consideration received by such Selling Stockholder pursuant to this Agreement, and any penalties or assessments thereon. Each Selling Stockholder agrees and acknowledges that neither the Company nor any of its Affiliates has provided any tax advice or representation or warranty relating to tax matters or the tax consequences of the transactions contemplated by this Agreement, and that such Selling Stockholder is relying solely on any tax advice provided by its own tax advisor(s).

3.7    No Other Selling Stockholder Representations or Warranties. Except for the representations and warranties made by the Selling Stockholders in this Section 3, neither the Selling Stockholders, any of their respective Affiliates nor any other Person acting on such Selling Stockholders’ behalf makes any other express or implied representation or warranty in connection with or related to this Agreement or the transactions contemplated hereby, including with respect to the Company’s capital stock, the Company or any of its subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, and each Investor acknowledges and agrees to the foregoing. In entering into this Agreement, such Investor has relied solely on its own investigation and analysis and the representations of the Selling Stockholders expressly set forth in this Section 3 and no other representations or warranties of any Selling Stockholder, any of their respective Affiliates or any other Person, whether express or implied (other than, for the avoidance of doubt, the representations and warranties of the Company set forth in Section 2).

4.    Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants that as of the date hereof and as of the date of the Closing:

4.1    Organization, Good Standing and Qualification. Such Investor is a limited liability company, corporation, partnership or other legal entity, as applicable, duly organized, validly existing and in good standing under the laws of the state of its organization.

4.2    Authorization. Such Investor has full power and authority to enter into this Agreement, and such agreement constitutes a valid and legally binding obligation of such Investor, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3    Purchase Entirely for Own Account. By such Investor’s execution of this Agreement, such Investor hereby confirms, that the Shares to be received by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

4.4    Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.

Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or of the Selling Stockholders in Section 3 of this Agreement or the right of such Investor to rely thereon.

4.5    Sophisticated Investor. Such Investor (a) is a sophisticated entity familiar with transactions similar to those contemplated by this Agreement, (b) can bear the economic risk of its investment, (c) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Shares, (d) has negotiated this Agreement on an arm’s-length basis and has had an opportunity to consult with its legal, tax and financial advisors concerning this Agreement and its subject matter and (e) has independently and without reliance upon the Sellers, and based on such information and the advice of such advisors as such Investor has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Investor acknowledges that none of the Sellers or any of their respective Affiliates (i) is acting as a fiduciary or financial or investment adviser to such Investor, and none of such persons has given such Investor any investment advice, opinion or other information on whether the purchase of the Shares is prudent or (ii) has provided to Investor any tax advice or representation or warranty relating to tax matters or the tax consequences of the transactions contemplated by this Agreement. Such Investor also represents it has not been organized for the purpose of acquiring the Shares. Such Investor understands that the Sellers will rely on the accuracy and truth of the foregoing representations, and such Investor hereby consents to such reliance.

4.6    Accredited Investor. Such Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act, as presently in effect.

4.7    Brokers or Finders. Such Investor has not engaged any brokers, finders or agents such that the Company will incur, directly or indirectly, as a result of any action taken by such Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the sale of the Shares contemplated by this Agreement.

4.8    Restricted Securities. Such Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.9    Legends. Such Investor understands that the Shares may bear one or all of the following legends:

(a)    “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE

“ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, APPLICABLE STATE SECURITIES LAWS (PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM). INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(b)    Any legend required by applicable state “blue sky” securities laws, rules and regulations.

In the event that all the Shares held by an Investor are eligible to be transferred in a single transaction without volume limitation or other restrictions on transfer in accordance with Rule 144 under the Securities Act, the Company shall (x) instruct the Company’s transfer agent to issue new uncertificated (book-entry) instruments representing such Investor’s Shares, which shall not contain such portion of the above legend that is no longer applicable, (y) take all actions with the Company’s transfer agent reasonably requested by such Investor to permit such un-legended Shares to be deposited into the account specified by such Investor to the Company in writing, and (z) instruct the Company’s transfer agent to cause such Shares to be assigned the same CUSIP as the shares of Common Stock that are then traded on the principal stock exchange on which the shares of Common Stock are then listed; provided that, (1) such Investor surrenders to the Company the previously issued uncertificated (book-entry) instruments representing the Shares and (2) such Investor delivers a customary representation letter, opinion of counsel and such other documentation to the extent requested by the Company’s transfer agent.

5.    Covenants.

5.1    Regulatory Approvals

(a)    Subject to the terms hereof, including Section 5.1(b), the parties hereto shall, and shall cause each of their respective subsidiaries to, cooperate and to use their respective commercially reasonable efforts (i) to make any appropriate filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) with respect to the transactions contemplated by this Agreement promptly (and in any event within five (5) business days following the date of this Agreement), to cause any waiting period under the HSR Act (and any extension thereof) to expire or be terminated, and to respond as promptly as reasonably practicable to any requests from any Governmental Entities for information pursuant to the HSR Act and (ii) to obtain, file with or deliver to, as applicable, any other consents or approvals of any Governmental Entities necessary, proper or advisable to consummate the transactions contemplated by this Agreement, to cause any other waiting or review periods required for the consummations contemplated by this Agreement to expire or be terminated, and to respond as promptly as reasonably practicable to any requests from any such Governmental Entities for information required in connection with any of the foregoing. Each party hereto shall (A) give the other party prompt notice of any material request, inquiry, objection, charge or other Action (as defined below), actual or threatened, by or before any Governmental Entity with respect to the transactions contemplated by this Agreement, (B) keep the other party informed as to the status of any such material request, inquiry, objection, charge or other action, suit, proceeding, claim, arbitration or investigation (collectively, “Action”), (C) promptly inform the other party of any material communication to or from any Governmental Entity regarding the transactions contemplated by this Agreement and (D) permit the other party to review in advance, and consider in good faith any comments made by the other party in relation to, any proposed substantive communication by such party to any Governmental Entity relating to such matters. The parties hereto will (x) use their commercially reasonable efforts to resolve any such request, inquiry, objection, charge or other action so as to permit consummation of the transactions contemplated by this Agreement, and (y) consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other party in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with the transactions contemplated by this Agreement. Such cooperation shall include consulting with each other in advance of any meeting or substantive communication with any Governmental Entity and, to the extent permitted by law or such applicable Governmental Entity, providing each other the opportunity to participate in such meetings and other substantive conversations.

(b)    Notwithstanding anything to the contrary in this Agreement, none of the parties hereto or any of their respective subsidiaries shall be required to (i) respond to a Second Request, (ii) contest, administratively or in court, any ruling, order or other action of the Federal Trade Commission or the United States Department of Justice or any third party respecting the transactions contemplated hereby, or (iii) become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to (A) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of the business of such party, or any of their respective subsidiaries, (B) conduct, restrict, operate, invest or otherwise change the assets, business or portion of the business of such party or any of their respective subsidiaries in any manner or (C) impose any restriction, requirement or limitation on the operation of the business or portion of the business of the such party or any of their respective subsidiaries.

For purposes of this Agreement, (i) “Governmental Entity” means any foreign or domestic governmental authority, including any supranational, national, federal, territorial, state, commonwealth, province, territory, county, municipality, district, local governmental jurisdiction of any nature or any other governmental, self-regulatory or quasi-governmental authority of any nature (including any governmental department, division, agency, bureau, office, branch, court, arbitrator, commission, tribunal or other governmental instrumentality and any national or international stock exchange) or any political or other subdivision or part of any of the foregoing and (ii) “Second Request” means a request for additional information or documentary material pursuant to 15 U.S.C. § 18a(e)(1).

Notwithstanding anything to the contrary, nothing in this Section 5.1 shall be deemed to require the Company or any of its subsidiaries to (1) delay, postpone, or otherwise alter the timing for or other plans or activities relating to the Qualified IPO or (2) file, or take or agree to take any action that would require the filing of, any amendment to its Registration Statement with the SEC.

Any filing fee under the HSR Act pursuant to this Section 5.1 shall be borne by the Company.

5.2    Registration Rights.

(a)    The Company shall file within 60 calendar days after the Closing (the “Filing Deadline”), and use commercially reasonable efforts to cause to be declared effective as soon as reasonably practicable thereafter, a registration statement on Form S-1 (the “Resale Registration Statement”) registering the resale of all of the shares of the Company’s Class A Common Stock issued to the Investors pursuant to this Agreement and any shares of Class A Common Stock issued in exchange for shares of Class B Common Stock issued to the Investors hereunder pursuant to the Amended and Restated Certificate of Incorporation of the Company (the “Class A Shares”) (the “Effectiveness Deadline”); provided, that the Company’s obligations to include an Investor’s Class A Shares in the Resale Registration Statement are contingent upon such Investor furnishing in writing to the Company such information regarding such Investor, the securities of the Company held by such Investor and the intended method of disposition of the Class A Shares held by such Investor (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by the Company to effect the registration of the Class A Shares held by such Investor, and Investor shall execute such documents in connection with such registration as the Company may reasonably request. The Company agrees to use commercially reasonable efforts to keep such Resale Registration Statement, or another shelf registration statement that includes the Class A Shares, to remain effective until the earliest of (x) two years following the date of effectiveness of the Resale Registration Statement, (y) the date on which the Investors cease to hold any Class A Shares issued pursuant to this Agreement and (z) the first date on which the Investors are able to sell all of their Class A Shares in a 90-day period without registration under Rule 144 of the Securities Act or any successor rule promulgated under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing of sale); provided, that the Company shall be entitled to delay or postpone the effectiveness of the Resale Registration Statement, and from time to time require the Investors not to sell under the Resale Registration Statement or suspend effectiveness thereof, if it determines that in order for the Resale Registration Statement not to contain a material misstatement or omission, (i) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or another event has occurred, which negotiation, consummation or (ii) other event the Company’s board of directors reasonably and in good faith believes would require additional disclosure by the Company in the Resale Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Resale Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, to cause the Resale Registration Statement to fail to comply with applicable disclosure requirements (such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Resale Registration Statement on more than three occasions or for more than 90 consecutive calendar days, or more than 120 calendar days, in each case during any 12-month period. Upon receipt of written notice from the Company (which notice shall not contain any material non-public information regarding the Company) of the happening of any Suspension Event during the period that the Resale Registration Statement is effective or if as a result of a Suspension Event the Resale Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Investor hereby agrees that (i) it will immediately discontinue offers and sales of the Class A Shares under the Resale Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Investor receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, each Investor will deliver to the Company or, in such Investor’s sole discretion destroy, all copies of the prospectus covering the Class A Shares in such Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Class A Shares shall not apply (A) to the extent such Investor is required to retain a copy of such prospectus (I) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (II) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up. The Investors shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Class A Shares. Any failure by Company to file the Resale Registration Statement by the Filing Deadline or to effect such Resale Registration Statement by the Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect the Resale Registration Statement as set forth in this Section 5.2.

(b)    The Company shall advise the Investors as expeditiously as possible and within five business days after:

(i)	a Resale Registration Statement or any amendment thereto has been filed with the SEC and when such Resale Registration Statement or any post-effective amendment thereto has become effective;

(ii)	any request by the SEC for amendments or supplements to any Resale Registration Statement or the prospectus included therein or for additional information;

(iii)	the issuance by the SEC of any stop order suspending the effectiveness of any Resale Registration Statement or the initiation of any proceedings for such purpose;

(iv)

the receipt by the Company of any notification with respect to the suspension of the qualification of the Class A Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)

subject to the provisions in this Agreement, the occurrence of any event that requires the making of any changes in any Resale Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Investors of such events, provide the Investors with any material, nonpublic information regarding the Company other than to the extent that providing notice to Investor of the occurrence of the events listed in (i) through (v) above constitutes material, nonpublic information regarding the Company.

(c)    The Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Resale Registration Statement as soon as reasonably practicable.

(d)    Upon the occurrence of any Suspension Event, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Resale Registration Statement as contemplated by this Agreement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Resale Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Class A Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)    The Company shall use its commercially reasonable efforts to cause all Class A Shares to be listed on each securities exchange or market, if any, on which Class A Shares of the Company’s Common Stock have been listed.

(f)    The Company shall use its commercially reasonable efforts to allow the Investor to review disclosure regarding such Investor in the Resale Registration Statement; and

(g)    The Company shall otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, consistent with the terms of this Agreement, in connection with the registration of the Class A Shares.

5.3    Most Favored Nation. Notwithstanding anything herein to the contrary, to the extent that any investor enters into any definitive agreement or arrangement with the Company for the purchase and sale of shares of Common Stock from the Company in a private placement transaction prior to or substantially concurrent with the closing of the Qualified IPO (excluding, for the avoidance of doubt, any agreement or arrangement involving the conversion, exchange, reclassification or recapitalization of or dividend or distribution in respect of equity interests of the Company or any of its subsidiaries (including UFC Parent (as defined below)) held by an investor prior to closing of the Qualified IPO) on terms and conditions that are more favorable to such other investor than those set forth in this Agreement are to the Investors, the Company will promptly advise the Investors of such fact and provide a copy of drafts and the execution version of such definitive agreement or arrangement, and each Investor will have the right, exercisable by no later than 5:00 p.m., Pacific time, on the earlier of (a) the third business day after a copy of the execution version of such definitive agreement or arrangement is provided to such Investor, and (b) if the execution version of such definitive agreement or arrangement is signed and provided to such Investor within three business days prior to the expected launch of the roadshow for the IPO, the day that is one full business day after a copy of such execution version is provided to such Investor, to purchase the Shares on all of the terms and conditions set forth in such other definitive agreement or applicable to such arrangement, as the case may be, rather than the terms and conditions set forth in this Agreement. Notwithstanding anything to the contrary contained herein, the foregoing shall not apply to (i) any provision that is solely related to any regulation imposed on, or tax provisions applicable to, an investor that is party to such agreement (unless such investor is subject to the same or similar regulations or requirements), (ii) any provision that is personal to such investor solely based on the place of organization or headquarters, or organizational form of (or regulations applicable to) such investor (unless such investor has the same or similar place of organization or headquarters, or organizational form, or regulations applicable to the investor), or (iii) any provision that relates to commercial rights that primarily involve or are ancillary to the provision of services, the purchase or sale of goods or other assets, or the grant or receipt of rights under a license.

5.4    Private Placement. None of the Company, any Selling Stockholder, and any agent acting on their respective behalf will take any action hereafter that would require registration under the Securities Act for the offer and sale of the Shares by the Company and the Selling Stockholders to the Investors pursuant to this Agreement.

6.    Conditions of the Investors’ Obligations at Closing. The obligations of each Investor under Section 1.1 of this Agreement are subject to the fulfillment, or waiver by such Investor, on or before the Closing of each of the following conditions.

6.1    Representations and Warranties. Each of the representations and warranties of the Company that are set forth in Section 2.1(a), Section 2.2, Section 2.3, Section 2.4(a), Section 2.5, Section 2.6, Section 2.7 and Section 2.8, and of the Selling Stockholders that are set forth in Section 3 other than the representations and warranties of the Selling Stockholders set forth in Section 3.3(b), shall be true and correct on and as of the Closing (except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date)). Each of the other representations and warranties of the Company that are set forth in Section 2 and the representations and warranties of the Selling Stockholders set forth in Section 3.3(b) shall be true and correct on and as of the Closing, except as would not reasonably be expected to have a material adverse effect on the Company (except for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such particular date, except as would not reasonably be expected to have a material adverse effect on the Company)).

6.2    Public Offering Shares. The Underwriters shall have purchased, immediately prior to the purchase of the Shares by such Investor hereunder, the Firm Shares (as defined in the Underwriting Agreement) pursuant to the Registration Statement and Underwriting Agreement.

6.3    Performance by the Sellers. The Sellers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by the Company and, following a Secondary Sale Election, each Selling Stockholder, as applicable, on or before the Closing.

6.4    Absence of Injunctions, Decrees, Etc. No Governmental Entity of competent jurisdiction in the United States shall have issued an order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction, or other similar determination or finding (each, an “Order”) restraining or enjoining the transactions contemplated by this Agreement and there shall not have been enacted or made applicable any law that makes the transactions contemplated by this Agreement illegal or otherwise prohibited.

6.5    Governmental Approvals. Such Investor and each Seller, as applicable, shall have timely obtained all approvals required under the HSR Act. All applicable waiting periods with respect to such Investor contemplated by the HSR Act shall have expired or been terminated.

6.6    Absence of Material Adverse Effect. Since the date of this Agreement to the pricing of the Qualified IPO, there shall not have been the occurrence of a Material Adverse Effect (as defined below). The Company shall have delivered to each Investor a certificate, dated as of immediately prior to the pricing of the Qualified IPO, signed by a duly authorized officer of the Company, certifying to such effect. No Investor shall be entitled to assert a failure to satisfy the condition set forth in this Section 6.6 as a basis not to perform its obligations under Section 1.1 of this Agreement after the pricing of the Qualified IPO; provided that the certifications contained in such certificate shall be deemed to be a representation and warranty made by the Company as of pricing of the Qualified IPO which shall survive the Closing, the consummation of the transactions contemplated hereby and any termination of this Agreement, and each Investor shall be entitled to any and all remedies (whether pursuant to this Agreement, at law or otherwise) available to such Investor for any breach of representation or warranty. As used herein, a “Material Adverse Effect” means any event, circumstance, change, development, effect or occurrence (collectively “Effect”) that, individually or in the aggregate with all other Effects, (a) has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or operations of the Company or (b) would prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Qualified IPO; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether there has been or will be, a Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any law (including any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, workplace safety or similar law promulgated by any Governmental Entity in connection with or in response to the COVID-19 pandemic) or accounting principles; (ii) events or conditions generally affecting the industries or geographies in which the Company operates; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks (including the COVID-19 pandemic), or any escalation or worsening of any such acts of war, sabotage, civil unrest, terrorism epidemics, pandemics or disease outbreaks, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God; or (vi) any failure in and of itself to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (vi) shall not prevent a determination that any Effect underlying such failure has resulted in a Material Adverse Effect, except in the cases of clauses (i) through (v), to the extent that the Company is disproportionately affected thereby as compared with other participants in the industries or geographies in which the Company operates.

6.7    NYSE Listing of Class A Common Stock. Prior to the Closing, the shares of Class A Common Stock to be sold in the Qualified IPO, and the shares of Class A Common Stock sold by the Sellers, shall have been duly listed on the New York Stock Exchange (the “NYSE”), subject only to official notice of issuance. The Company shall use its reasonable best efforts to maintain the listing of such shares on the NYSE.

6.8    Pricing Prospectus. The Company shall have delivered to each Investor a certificate, signed by the chief executive officer of the Company (and for clarity, on behalf of the Company and not in his personal capacity), certifying that, at and as of the time of sale of the Firm Shares (as defined in the Underwriting Agreement) and the Closing Date (as defined in the Underwriting Agreement) (the “IPO Closing”), the Rule 10b-5 representation and warranty regarding the Time of Sale Prospectus (as defined in the Underwriting Agreement) set forth in the Underwriting Agreement is true and correct and each Investor can rely on such representation and warranty as if it were addressed to the Investor; provided that certifications in such certificate shall be deemed to be a representation and warranty made by the Company at and as of the time of sale of the Firm Shares and the IPO Closing which shall survive the Closing, the consummation of the transactions contemplated hereby and any termination of this Agreement, and the Investor shall be entitled to any and all remedies (whether pursuant to this Agreement, at law or otherwise) available to the Investor for any breach of representation or warranty.

6.9    Company Structure. (a) Immediately following the Closing, the Company, Endeavor Operating Company, LLC and their respective wholly-owned subsidiaries shall collectively own directly or indirectly all of the outstanding equity securities of Zuffa Parent, LLC (“UFC Parent”), other than equity securities held by members of management or holders of warrants of UFC Parent or its subsidiaries and (b) none of (i) Silver Lake Partners, (ii) Ariel Emanuel and (iii) Patrick Whitesell and their respective Affiliates will receive, directly or indirectly, any cash proceeds in respect of their equity in the Company or any of its subsidiaries (including UFC Parent) in connection with the Qualified IPO or this Agreement.

7.    Conditions of the Sellers’ Obligations at Closing. The obligations of the Sellers under Section 1.1 of this Agreement to each of the Investors are subject to the fulfillment on or before the Closing of each of the following conditions.

7.1    Representations and Warranties. The representations and warranties of such Investor contained in Section 4 shall be true and correct on and as of the Closing with the same force and effect as if they had been made at the Closing, except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date).

7.2     Performance by Such Investor. Such Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by such Investor on or before the Closing.

7.3    Absence of Injunctions, Decrees, Etc. No Governmental Entity of competent jurisdiction in the United States shall have issued an Order restraining or enjoining the transactions contemplated by this Agreement and there shall not have been enacted or made applicable any law that makes the transactions contemplated by this Agreement illegal or otherwise prohibited.

7.4    Governmental Approvals. Each Seller, as applicable, and such Investor shall have timely obtained all approvals required under the HSR Act. All applicable waiting periods with respect to such Investor contemplated by the HSR Act shall have expired or been terminated.

8.    Indemnification.

8.1    The Company agrees to indemnify and hold harmless, to the extent permitted by law, each Investor, their respective directors, and officers, employees, and agents, and each person who controls such Investors (within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”)) and each Affiliate of such Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Resale Registration Statement, prospectus included in any Resale Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances in which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of any Investor expressly for use therein.

8.2    Each Investor agrees, severally and not jointly with any other Investor, to indemnify and hold harmless the Company, its directors, officers, employees and agents, and each person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and each Affiliate of the Company against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) resulting from any untrue statement of material fact contained in the Resale Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances in which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of such Investor expressly for use therein. In no event shall the liability of any Investor pursuant to this Section 8.2 or Section 8.5 be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Shares giving rise to such indemnification obligation.

8.3    Any person entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

8.4    The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, Affiliate or controlling person of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Agreement.

8.5    If the indemnification provided under this Section 8 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8 from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 8.5 by any seller of Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Shares pursuant to the Resale Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Agreement.

9.    Termination. This Agreement shall terminate (a) at any time upon the written consent of the Company, each Investor and, if a Secondary Sale Election has occurred, the Selling Stockholders, (b) upon the withdrawal by the Company of the Registration Statement, or (c) on the date that is 180 days following the date hereof if the Closing has not occurred.

10.    Miscellaneous.

10.1    Publicity. No party shall issue any press release or make any other public announcement, including any website posting or social media post, that includes the name or any logo or brand name of any party, or discloses the terms of this Agreement or the fact that the Investors have made or proposes to make an investment in the Company, except as may be required by law, with the prior written consent of the Company and any other parties named or otherwise identified in such press release or other public announcement or as may be included in any confidential submissions or filings made by the Company with the SEC. Each party will provide reasonable advance notice to the other parties prior to making any disclosure of this Agreement or the terms hereof in any filings made with the SEC, and will provide the other parties with reasonable opportunity to review and comment on such proposed disclosures.

10.2    Survival. The warranties, representations and covenants of the Company, the Selling Stockholders and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

10.3    Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company; provided, however, that the Shares and the rights, duties and obligations of any Investor hereunder may be assigned to an affiliate of the Investor without the prior written consent of the Company; provided, further, that no such assignment shall relieve such Investor of its duties and obligations pursuant to this Agreement. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement in a manner that is not permitted by the foregoing sentence to be made without such permission shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Company or any Selling Stockholder without the prior written consent of each Investor. Notwithstanding anything to the contrary in this Section 10.3 or elsewhere in this Agreement, it is understood that Silver Lake is still in the process of determining which Silver Lake fund or other investment vehicle would be the most appropriate party to hold this commitment as of closing and therefore Silver Lake Technology Management, L.L.C. (“SLTM”) is signing this agreement on behalf of and in anticipation of assigning the commitment to an affiliated fund or other investment vehicle. Such assignment, which shall occur prior to Closing, once made shall thereafter relieve SLTM of its duties and obligations pursuant to this Agreement and the assignee shall assume all such duties and obligations as if it had originally signed this Agreement from the start. Notwithstanding anything to the contrary in this Section 10.3 or elsewhere in this Agreement, it is understood that MSD Capital is still in the process of determining which investment vehicle would be the most appropriate party to hold this commitment as of closing and therefore MSD Capital, L.P. is signing this Agreement in anticipation of assigning the commitment to one or more affiliates of MSD Capital or affiliates of MSD Partners. Such assignment, which shall occur prior to Closing, once made shall thereafter relieve MSD Capital of its duties and obligations pursuant to this Agreement and the assignee shall assume all such duties and obligations as if it had originally signed this Agreement from the start.

10.4    Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

10.5    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

10.6    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a)    if to an Investor to such Investor’s address or electronic mail address as shown on such Investor’s signature page to this Agreement or on Schedule 1, with a copy (which shall not constitute notice) to the Person(s) set forth on such Investor’s signature page to this Agreement or on Schedule 1.

(b)    if to a Selling Stockholder, to such Selling Stockholder’s address or electronic mail address as shown on such Selling Stockholder’s Joinder, with a copy (which shall not constitute notice) to the Person(s) set forth on such Selling Stockholder’s Joinder.

(c)    if to the Company, to the attention of the General Counsel or Chief Financial Officer of the Company at 9601 Wilshire Boulevard, 3rd Floor Beverly Hills, CA 90210, or at such other current address or electronic mail address as the Company shall have furnished to the Investors, with a copy (which shall not constitute notice) to Justin G. Hamill, Latham & Watkins, 1271 Avenue of the Americas, New York, NY 10020.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

10.7    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, each Investor, and, if a Secondary Sale Election has occurred, the Selling Stockholders; provided, however, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. For the avoidance of doubt, (a) the Company can amend Schedule 1 in accordance with Section 1.1 without the prior written consent of any Investor or Selling Stockholder and (b) the provisions of this Section 10.7 shall not apply to any Selling Stockholder’s Joinder.

10.8    Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

10.9    Documentation. As of the date of this Agreement, each Investor represents and warrants to the Company that it has provided to the Company a duly executed IRS Form W-9 or applicable IRS Form W-8, and after the date of this Agreement each Investor will provide updated forms or other tax-related documentation that the Company may reasonably request.

10.10    Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

10.11    Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

10.12    Brokers or Finders. The Company shall indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 2.7 or Section 3.3.

10.13    Specific Performance. The parties to this Agreement hereby acknowledge and agree that the Sellers would be irreparably injured by a breach of this Agreement by the Investors, and the Investors would be irreparably injured by a breach of this Agreement by the Sellers, and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the aggrieved party in the event that this agreement is breached. Therefore, each party to this Agreement agrees to the granting of specific performance of this Agreement and injunctive or other equitable relief in favor of the aggrieved party as a remedy for any such breach, without proof of actual damages, and the parties to this Agreement further waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to the aggrieved party. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

10.14    Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. The failure or waiver of performance under this Agreement by any Investor does not excuse performance by any other Investor or by the Company or any Selling Stockholder with respect to the other Investors. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and the Selling Stockholders, on one hand, and an Investor, on the other hand, solely, and not between the Company and the Selling Stockholders, on one hand, and the Investors, collectively, and not between and among the Investors. Nothing contained herein and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group for purposes of Section 13(d) of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, or otherwise with respect to such obligations or the transactions contemplated by this Agreement. Each Investor shall be entitled to independently protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

10.15    No Recourse.

(a)    Notwithstanding anything to the contrary in this Agreement, each Investor’s liability for any liability, loss, damage or recovery of any kind (including special, exemplary, consequential, indirect or punitive damages or damages arising from loss of profits, business opportunities or goodwill, diminution in value or any other losses or damages, whether at law, in equity, in contract, in tort or otherwise) arising under or in connection with any breach of this Agreement (whether willfully, intentionally, unintentionally or otherwise) or in respect of any oral representations made or alleged to have been made in connection herewith shall be no greater than an amount equal to the total purchase price payable by such Investor in respect of the Shares plus any reasonable and documented out-of-pocket expenses the Company may recover in connection with any claim therefor following the determination in a final, non-appealable judgment by a court of competent jurisdiction that the Investor has so breached this Agreement, and such Investor shall have no further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby in excess of such amount.

(b)    This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against, the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to any Investor, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or affiliates of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from any Non-Recourse Party.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

COMPANY:

ENDEAVOR GROUP HOLDINGS, INC.

By:
Name:
Title:

INVESTORS:

COATUE OFFSHORE MASTER FUND, LTD.

By: Coatue Management, L.L.C., its investment manager

By:
Name:	Zachary Feingold
Title:	Authorized Signatory

COATUE LONG ONLY OFFSHORE MASTER FUND LTD

By: Coatue Management, L.L.C., its investment manager

By:
Name:	Zachary Feingold
Title:	Authorized Signatory

DRAGONEER GLOBAL FUND II, L.P.

By: Dragoneer Global GP II, LLC, its general partner

By:
Name:	Pat Robertson
Title:	Chief Operating Officer

SILVER LAKE TECHNOLOGY MANAGEMENT, L.L.C.

By:
Name:
Title:

MIC CAPITAL PARTNERS (PUBLIC) PARALLEL CAYMAN, L.P.

By: MIC Capital Partners (Public) GP, LP (Cayman), its General Partner

By:
Name:
Title:

ELLIOTT ASSOCIATES, L.P.

By: Elliott Investment Management L.P., as Attorney-in-Fact

By:
Name: Elliot Greenberg
Title: Vice President

ELLIOTT INTERNATIONAL, L.P.

By: Hambledon, Inc., its General Partner

By: Elliott Investment Management L.P., as Attorney-in-Fact

By:
Name: Elliot Greenberg
Title: Vice President

MSD CAPITAL, L.P.

By:
Name: Marcello Liguori
Title: Authorized Signatory

Form of Joinder Agreement

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Common Stock Purchase Agreement, dated as of [ ● ], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among Endeavor Group Holdings, Inc., a Delaware corporation (the “Company”) and the Investors party thereto. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to them in the Agreement.

[By executing and delivering this Joinder Agreement to the Agreement, the undersigned hereby agrees to (i) subject to and in accordance with the terms of the Agreement, sell to the applicable Investor the number of Secondary Shares set forth below in exchange for a cash payment equal to the aggregate price set forth below at a price per share equal to the Private Placement Price, subject to, and in accordance with, the terms and conditions set forth in the Agreement and (ii) become a party to, to be bound by, and to comply with the provisions of the Agreement in the same manner as if the undersigned were an original signatory to such agreement as a Selling Stockholder.]

[By executing and delivering this Joinder Agreement to the Agreement, the undersigned hereby agrees to (i) subject to and in accordance with the terms of the Agreement, purchase from the applicable Seller the number of Shares set forth below in exchange for a cash payment equal to the aggregate price set forth below at a price per share equal to the Private Placement Price, subject to, and in accordance with, the terms and conditions set forth in the Agreement and (ii) become a party to, to be bound by, and to comply with the provisions of the Agreement in the same manner as if the undersigned were an original signatory to such agreement as an Investor.]

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the      day of                 , 20    .

[SELLING STOCKHOLDER / INVESTOR]

By:
Name:
Title:

[ ● ] Address of [Selling Stockholder / Investor]

Shares	Purchase Price
[ ● ]	$[ ● ]

SCHEDULE 1

INVESTORS

Investor	Class A Shares	Class B Shares	Purchase Price